Exhibit 10.3

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (“Agreement”), dated as of February 28, 2014, is made by and among RADIANT ACQUISITIONS 1, L.L.C., a Louisiana limited liability company (the “Borrower”), the lenders party to the Credit Agreement described below (the “Lenders”), and CENTAURUS CAPITAL LP as agent for the Lenders (in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Agent are parties to the First Lien Credit Agreement, dated October 4, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement;

WHEREAS, as security for all of the Indebtedness and Obligations due to Lenders under the Credit Agreement, Borrower executed and delivered to the Agent a certain Pledge and Security Agreement and Irrevocable Proxy dated October 4, 2013 (the “Security Agreement”), granting to Lenders a security interest in the collateral, as defined in the Security Agreement (the "Collateral");

WHEREAS, Borrower has defaulted in certain of its obligations resulting in Defaults and Events of Defaults under the Credit Agreement;

WHEREAS, Borrower has requested the Agent and Lenders to forbear from exercising their rights and remedies under the Credit Agreement and Security Agreement; and

WHEREAS, the Agent and Lenders are willing to forbear from exercising such rights and remedies for a limited period of time, provided that Borrower complies with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. BORROWER ACKNOWLEDGMENTS. Borrower acknowledges and agrees that:

1.1 Defaults. Multiple Events of Default have occurred and are continuing under the Credit Agreement (the “Existing Defaults”).

1.2 Loan Documents. The Credit Agreement, Security Agreement and all of the other Loan Documents are legal, valid, binding and enforceable against Borrower in accordance with their terms. The terms of the Loan Documents remain unchanged, except as modified pursuant to that certain First Amendment to First Lien Credit Agreement, dated on or about the date hereof, by and between the Borrower, the Lenders and the Agent (the “First Amendment”).

1.3 Obligations. The Obligations are not subject any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever.

1.4 Collateral. Lenders have valid, enforceable and perfected security interests in and Liens on the Collateral, as to which there are no setoffs, deductions, claims, counterclaims or defenses of any kind or character whatsoever.

1.5 No Lending Obligation. As a result of the Existing Defaults, the Agent and Lenders have no obligation to make loans or otherwise extend credit to Borrower under the Loan Documents, except as expressly contemplated under this Agreement and the First Amendment.

1.6 Right to Accelerate Obligations. As a result of the Existing Defaults, the Agent and the Required Lenders have the right to accelerate the maturity and demand immediate payment of the Obligations.

1.7 Default Notice. To the extent required by the Credit Agreement, Borrower has received timely and proper notice of the Existing Defaults and the opportunity to cure (if any), in accordance with Section 10.2 of the Credit Agreement or Applicable Law, and hereby waives any rights to receive further notice thereof. All applicable cure periods relating to the Existing Defaults have lapsed.

1.8 Default Interest Rate. By reason of the Existing Defaults, the Agent and the Required Lenders have the right, as of earliest Event of Default, to impose the default rate of interest under Section 3.2.1 of the Credit Agreement.

1.9 No Waiver of Defaults. Neither this Agreement, nor any actions taken in accordance with this Agreement or the Loan Documents, including the Agent's and Lenders' continued making of loans to Borrower, shall be construed as a waiver of or consent to the Existing Defaults or any other existing or future defaults under the Loan Documents, as to which the Agent's and Lenders' rights shall remain reserved.

1.10 Preservation of Rights and Remedies. Upon expiration of the Forbearance Period (as defined in Section 2.1), all of the Agent's and Lenders' rights and remedies under the Loan Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

1.11 Lender Conduct. Lenders have fully and timely performed all of their obligations and duties in compliance with the Loan Documents and Applicable Law, and have acted reasonably, in good faith and appropriately under the circumstances.

1.12 Request to Forbear. Borrower has requested the Agent's and Lenders' forbearance as provided herein, which shall inure to its direct and substantial benefit.

2.  LENDER FORBEARANCE.

2.1 Forbearance Period. Subject to compliance by Borrower with the terms and conditions of this Agreement, the Agent and Lenders hereby agree to forbear from exercising their rights and remedies against Borrower under the Loan Documents with respect to the

Existing Defaults during the period (the “Forbearance Period”) commencing on the Effective Date (as defined in Section 3) and ending on the earlier to occur of (i) the end of the Deferral Period (as defined in the Credit Agreement), (ii) the Agent’s providing notice to Borrower of it terminating this Agreement (which may be done in its sole and absolute discretion) and (iii) the date that any Forbearance Default (as defined in Section 7) occurs. Lenders' forbearance, as provided herein, shall immediately and automatically cease (without notice or further action with respect to (i) and (iii)) on the earlier to occur of (i), (ii) or (iii) (the “Termination Date”). On and from the Termination Date, the Agent and the Required Lenders may, in their sole discretion, exercise any and all remedies available to them under the Loan Documents by reason of the occurrence of any Events of Default thereunder or the continuation of any Existing Default.

2.2 Extension of Forbearance Period. In the sole discretion of the Agent and without obligation, after the Termination Date, the Agent may renew or extend the Forbearance Period, or grant additional forbearance periods.

2.3 Scope of Forbearance. During the Forbearance Period, the Agent and Lenders will not (i) accelerate the maturity of the Obligations or initiate proceedings to collect the Obligations; (ii) discontinue lending under the terms described in Section 4; (iii) initiate or join in filing any involuntary bankruptcy petition with respect to Borrower under the Bankruptcy Code, or otherwise file or participate in any insolvency, reorganization, moratorium, receivership or other similar proceedings against Borrower under the Debtor Relief Laws; (iv) repossess or dispose of any of the Collateral, through judicial proceedings or otherwise; (v) require compliance with the PV-10 test set forth in Section 3.1.1(g) of the Credit Agreement for any borrowing or release of funds from the Blocked Account, (vi) require compliance with Section 5.2.1(c) of the Credit Agreement with respect to any new borrowings, (vii) restrict the amount of Credit Extensions pursuant to Section 5.2.8, or (viii) restrict Dispositions pursuant to Section
7.2.10 of the Credit Agreement with respect to the new net profits interest granted to Agent by Borrower on or about the date hereof.

3. CONDITIONS PRECEDENT. This Agreement shall not become effective unless and until the date (the “Effective Date”) that each of the following conditions shall have been satisfied in the Agent's sole discretion, unless waived in writing by the Agent:

3.1 Delivery of Certain Documents. Borrower shall deliver or cause to be delivered the following documents, each in substance and form acceptable to the Agent:

(a) a copy of this Agreement, duly executed by Borrower;

(b) a reporting setting forth a full reconciliation of production volumes and cash since October 4, 2013;

(c) a report setting forth a reconciliation of recurring LOE and non-recurring expenditures since October 4, 2013 for the Borrower’s Vidalia property to determine historical profitability and updated projected profitability;

(d) a revised capital expenditure plan, by well, in date order acceptable to the Agent, including sequencing development of the Coral Property to after completion of the Ensminger Property;

(e) a detailed, monthly cash forecast of the Borrower through December 31, 2014 demonstrating the increased Commitment availability pursuant to the First Amendment is sufficient for all reasonably anticipated working capital needs acceptable to the Agent;

(f) such additional documents, including, without limitation, that certain First Amendment and Supplement to First Lien Mortgage, Assignment, Security Agreement, Financing Statement and Fixture Filing, duly executed by the appropriate parties, that are required to perfect and evidence Lenders' Liens and priority in the Collateral and in any additional collateral granted by Borrower to secure all Obligations of Borrower to Lenders hereunder and under the Credit Agreement;

(g) such other documents and as the Agent may request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

3.2 Other Deliveries and Due Diligence. All other due diligence in connection with this Agreement, the Loan Documents and the Borrower, including, without limitation, reviews of updated projections, accounting information, internal controls and other data requested by the Agent, shall be approved by the Agent, in its sole discretion.

3.3 Professional Fees and Other Expenses. As partial consideration for the Agent's and Lenders' agreement to forbear as set forth herein, Borrower shall have paid all of the Agent's costs and expenses (including attorneys' fees) incurred in connection with the preparation and negotiation of this Agreement.

3.4 Consent of Reliable Reserves Insurer. The Reliable Reserves Insurer shall have consented to this Agreement and the First Amendment.

4. CONTINUED FINANCING DURING FORBEARANCE PERIOD. Notwithstanding the Existing Defaults, subject to the satisfaction of all conditions specified in Section 3 and certain other conditions contained in the Credit Agreement, during the Forbearance Period, the Agent and Lenders, in their sole discretion shall continue to honor requests by Borrower for Loans as provided in the Credit Agreement (as amended by the First Amendment).

5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that all representations and warranties relating to it contained in the Loan Documents are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Borrower further represents and warrants to the Agent as follows:

5.1 Authorization. The execution, delivery and performance of this Agreement are within its company power and have been duly authorized by all necessary company action.

5.2 Enforceability. This Agreement constitutes a valid and legally binding Agreement enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principals of equity.

5.3 No Violation. The execution, delivery and performance of this Agreement do not and will not (i) violate any law, regulation or court order to which Borrower is subject; (ii) conflict with Borrower’s organizational documents; or (iii) result in the creation or imposition of any Lien, security interest or encumbrance on any property of Borrower or any of its subsidiaries, whether now owned or hereafter acquired, other than Liens in favor of Lenders.

5.4 No Litigation. No action, suit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against or affecting Borrower or against any of its property or assets with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby.

5.5 Financial Condition. The most recent financial statements, as delivered by Borrower pursuant to Section 7.1.1 of the Credit Agreement, are complete and correct and, present fairly in accordance with GAAP the financial condition of Borrower and its consolidated subsidiaries at such date and the consolidated results of their operations and changes in financial position for the fiscal period then ended.

5.6 No Change. Except as previously disclosed to the Agent, since the date of the last financial statements provided to the Agent pursuant to Section 7.1.1 of the Credit Agreement, there has been no material adverse change in the business, operations, assets or financial or other condition of the Borrower and its subsidiaries taken as a whole.

5.7 Accuracy of Information. All information provided by Borrower or any of its agents, is true, correct, and complete in all material respects, as of the date provided and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

5.8 Advice of Counsel. Borrower has freely and voluntarily entered into this Agreement with the advice of legal counsel of its choosing, or has knowingly waived the right to do so.

6. COVENANTS. In addition, in order to induce the Agent and Lenders to forbear from the exercise of their rights and remedies as set forth above, Borrower hereby covenants and agrees that at all times during the Forbearance Agreement, unless the Agent otherwise consents in writing, as follows:

6.1 Compliance with Loan Documents. Borrower shall continue to perform and observe all covenants, terms and conditions and other obligations contained in all of the Loan Documents and this Agreement, except with respect to the Existing Defaults.

6.2 Reports and Information. In addition to any reporting required under the Loan Documents, at times as the Agent shall request, Borrower shall deliver to the Agent reports requested by the Agent, including, without limitation, financial, accounting and operations reports, all in form, content and detail satisfactory to the Agent.

6.3 Further Assurances. Promptly upon the request of the Agent, Borrower shall take any and all actions of any kind or nature whatsoever, and execute and deliver additional documents, that relate to this Agreement and the transactions contemplated herein.

7. EVENTS OF DEFAULT. The occurrence of one or more of the following shall constitute a “Forbearance Default” under this Agreement:

7.1 Breach of this Agreement. Borrower shall fail to abide by or observe any term, condition, covenant or other provision contained in this Agreement or any document related to or executed in connection with this Agreement.

7.2 Default Under Loan Documents. A default shall occur under any Loan Document or any document related to or executed in connection with this Agreement or any of the Loan Documents (other than the Existing Defaults).

7.3 Breach of Representation or Warranty. Any representation or warranty of Borrower made herein shall be false, misleading or incorrect in any material respect when made.

7.4 Impairment. Borrower takes an action, or any event or condition occurs or exists, which the Agent reasonably believes in good faith is inconsistent in any material respect with any provision of this Agreement, or impairs, or is likely to impair, the prospect of payment or performance by Borrower of its obligations under this Agreement or any of the Loan Documents.

8.  REMEDIES. Immediately upon the occurrence of a Forbearance Default:

8.1 Termination of Forbearance Period. The Forbearance Period shall immediately and automatically cease without notice or further action without notice to, or action by, any party.

8.2 Cumulative Rights and Remedies. The Agent and Lenders shall be entitled to exercise any or all of their rights and remedies under the Loan Documents, this Agreement, or any stipulations or other documents executed in connection with or related to this Agreement or any of the Loan Documents, or Applicable Law, including, without limitation, the appointment of a receiver.

8.3 Termination of Loan Obligations. The Agent's and Lenders' obligation to make loans or otherwise extend credit to Borrower shall immediately and automatically terminate, without notice to or action by any party.

9.  MISCELLANEOUS.

9.1 Notices. Any notices with respect to this Agreement shall be given in the manner provided for in Section 10.2 of the Credit Agreement.

9.2 Integration; Modification of Agreement. This Agreement and the Loan Documents embody the entire understanding between the parties hereto and supersedes all prior agreements and understandings (whether written or oral) relating to the subject matter hereof and thereof. The terms of this Agreement may not be waived, modified, altered or amended except by agreement in writing signed by all the parties hereto. This Agreement shall not be construed against the drafter hereof.

9.3 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.4 Full Force and Effect. The Loan Documents shall remain unchanged, in full force and effect and continue to govern and control the relationship between the parties hereto, except to the extent they are inconsistent with, superseded or expressly modified herein. To the extent of any inconsistency, amendment or superseding provision, this Agreement shall govern and control.

9.5 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided that Borrower may not assign any rights or delegate any obligations arising herein without the prior written consent of the Agent and any prohibited assignment shall be absolutely void. The Agent and Lenders may assign their rights and interests in this Agreement, the Loan Documents and all documents executed in connection with or related to this Agreement or the Loan Documents, in accordance with Section 10.11 of the Credit Agreement.

9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflict of laws principles thereof.

9.7 No Waiver. No failure to exercise and no delay in exercising, on the part of the Agent or Lenders any right, remedy, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Further, the Agent's acceptance of payment on account of the Obligations or other performance by Borrower after the occurrence of a Default shall not be construed as a waiver of such Default, any other Default or any of the Agent's or Lenders' rights or remedies.

9.8 Cumulative Rights. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.9  Consent to Jurisdiction; Venue; Service of Process

(a) Consent to Jurisdiction. Borrower hereby irrevocably and unconditionally consents to the exclusive jurisdiction of the United States District Court for the Southern District of Texas, located in Harris County, Texas, and of all Texas state courts, located in Harris County, Texas, for the purpose of bringing any litigation, actions or proceedings in any manner relating to or arising out of this Agreement.

(b) Waiver of Venue. Borrower waives any objection it may now or hereafter have to the laying of venue in such court and irrevocably waive, to the fullest extent permitted by

Applicable Law, the defense of forum non conveniens to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Borrower hereby irrevocably consents to the service of process by certified or registered mail sent to the address provided for notices in the Credit Agreement and agree that nothing herein will affect the right of the Agent to serve process in any other manner permitted by Applicable Law.

9.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT.

9.11 Reimbursement of Costs and Expenses. Borrower agrees to pay all costs, fees and expenses of the Agent and any Lender (including attorney fees), expended or incurred by the Agent or such Lender in connection with the negotiation, preparation, administration and enforcement of this Agreement, the Obligations, any of the Collateral and all fees, costs and expenses incurred in connection with any bankruptcy or insolvency proceeding (including, without limitation, any adversary proceeding, contested matter or motion brought by the Agent or any other person). Without in any way limiting the foregoing, Borrower hereby reaffirms its agreement under the applicable Loan Documents to pay or reimburse the Agent and Lenders for certain costs and expenses incurred by the Agent and Lenders.

9.12 Headings. The section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

9.13 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Centaurus Capital LP, as the Agent and a Lender

By: /s/ Jeffrey McMahon
Name: Jeffrey McMahon
Title: Investment Manager

Radiant Acquisitions 1, L.L.C., as the Borrower

By:
Name: John M. Jurasin
Title: Manager

[Signature Page to Forbearance Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Centaurus Capital LP, as the Agent and a Lender

By:
Name: Jeffrey McMahon
Title: Investment Manager

Radiant Acquisitions 1, L.L.C., as the Borrower

By: /s/ John M. Jurasin
Name: John M. Jurasin
Title: Manager

[Signature Page to Forbearance Agreement]